Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-168924, 333-183161, 333-192127, 333-212843, 333-232917, 333-241029, 333-273603, and 333-289087) of our reports dated February 18, 2026, with respect to the consolidated financial statements of Quad/Graphics, Inc., and the effectiveness of internal control over financial reporting of Quad/Graphics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
February 18, 2026